UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place
4th Floor Suite 485
6200 South Syracuse Way
Greenwood Village, Colorado 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, StarTek, Inc. (the “Company”) approved a compensation package with the Company’s Chief Executive Officer, Aparup Sengupta (the “CEO Compensation Package”). The CEO Compensation Package, which is described in greater detail in the letter agreement entered into between Mr. Sengupta and the Company, consists of (1) annual base compensation of $600,000, payable in 2020 by an issuance of fully vested shares of the Company’s common stock with a fair market value of $600,000 on the date of such issuance, and in future years payable, at the election of the Board of Directors of the Company (the “Board”), in either cash or the Company’s common stock, or a mix of both; (2) a one-time inducement grant consisting of (a) 350,000 options to purchase the Company’s common stock with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of the grant (the “Option Grant Date”), which shall vest in equal monthly installments over a three (3) year period, and (b) a further grant of 200,000 options to purchase the Company’s common stock if or when the Company’s stock price shall reach a price of $6.00 per share (either closing price or intraday trading price), with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of the grant, and which shall vest retroactively to the Option Grant Date; and (3) a target annual bonus opportunity of $600,000, payable, at the election of the Board, in either cash or the Company’s common stock, or a mix of both, subject to the terms and conditions set forth in the Company’s annual Executive Incentive Bonus Plan, except that all vested shares will remain exercisable following Mr. Sengupta’s separation as Chief Executive Officer during and for ninety (90) days following his tenure as a director on the Board.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the letter agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Board delegated to the Company’s Audit Committee (the “Committee”) the full power and authority of the Board to consider and evaluate the CEO Compensation Package and the advisability and fairness of the CEO Compensation Package to the Company, to negotiate the terms of the CEO Compensation Package on behalf of the Company, and to approve the CEO Compensation Package, the letter agreement, and any related agreements and other instruments. The Board effected the above delegation because Mr. Sengupta is the Operating Partner of the Company’s controlling shareholder, and the Company’s Compensation Committee is comprised of a majority of directors appointed by such controlling shareholder.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Letter Agreement with Aparup Sengupta dated July 1, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: July 8, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer